UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2005

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On January 9, 2006, MINRAD International, Inc. announced that William L. Bednarski has been named President and Chief Financial Officer. Richard Tamulski, the current Chief Financial Officer has accepted a new position as Treasurer. William H. Burns will no longer serve as President, however, he will continue to serve as Chief Executive Officer and Chairman of the Company.

        Mr. Bednarski has been with MINRAD since February 2005 and served as its Executive Vice President and Chief Operating Officer. Mr. Bednarski previously worked for Nellcor, a division of Tyco International Ltd., as its Vice President of OEM and Licensing Technology. Prior to entering the medical device industry, Mr. Bednarski spent nine years in financial management positions including Controller of Alpha Wire Corporation. Mr. Bednarski holds an MBA in Finance from the University of Pennsylvania (Wharton).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

January 9, 2005	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO